CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use in the Deltron, Inc. registration statement Form SB-2 Amendment No.2, of our report dated November 18, 2005, accompanying the financial statements of Deltron, Inc. for the period ended September 30, 2005 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.

"Staley, Okada & Partners"

Vancouver, B.C. STALEY, OKADA & PARTNERS

April 18, 2006 Chartered Accountants